UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

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NATIONWIDE VARIABLE INSURANCE TRUST
(Name of Registrant as Specified in Its Charter)

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NATIONWIDE VARIABLE INSURANCE TRUST
One Nationwide Plaza
Mail Code 5-02-210
Columbus, Ohio 43215
(614) 435-5787

March 17, 2017

Dear Shareholder:

The enclosed Information Statement details a recent subadviser change relating to the BlackRock NVIT Equity Dividend Fund (formerly, Invesco NVIT Comstock Value Fund) (the "Fund"), a series of Nationwide Variable Insurance Trust (the "Trust").

Specifically, the Board of Trustees of the Trust (the "Board") has approved the selection of BlackRock Investment Management, LLC ("BlackRock") to serve as the new subadviser to the Fund. At the same time, the Board approved the termination of Invesco Advisers, Inc. ("Invesco") as the subadviser to the Fund. These changes became effective on January 10, 2017. The Trust has received an exemptive order from the U.S. Securities and Exchange Commission that allows certain subadviser changes to be made without shareholder approval (the "Manager of Managers Order"). The Manager of Managers Order instead requires that this Information Statement be sent to you. The full Information Statement also will be available on the Trust's website at http://www.nationwide.com/mutualfundsshareholdernews until July 7, 2017.

The Board approved the appointment of BlackRock as the subadviser to the Fund, managing all of the Fund's assets, upon the recommendation of Nationwide Fund Advisors ("NFA"), the investment adviser to the Fund. This recommendation was based on several factors, including:

•	Under Invesco's management, the Fund has historically underperformed its benchmark and peer group, contributing to steady net redemptions;
•	NFA's belief that BlackRock's investment strategy will provide strong, consistent performance;
•	The experience and abilities of BlackRock's investment professionals;
•	NFA's belief that BlackRock's investment strategy would reduce the Fund's risk profile without changing the Fund's investment objective; and
•
NFA's belief that the volatility of the Fund's investment performance has limited its ability to attract additional assets. NFA believes that BlackRock's investment strategy is likely to experience less volatility for the Fund, which may meaningfully renew asset growth and increase economies of scale over time.

Please read the enclosed Information Statement for additional information.

We look forward to continuing to serve you and the Fund in the future.

Sincerely,

/s/ Eric E. Miller
Eric E. Miller
Secretary, Nationwide Variable Insurance Trust

NATIONWIDE VARIABLE INSURANCE TRUST
One Nationwide Plaza
Mail Code 5-02-210
Columbus, Ohio 43215
(614) 435-5749

INFORMATION STATEMENT

Nationwide Variable Insurance Trust (the "Trust") is furnishing this Information Statement with respect to the BlackRock NVIT Equity Dividend Fund (formerly, Invesco NVIT Comstock Value Fund) (the "Fund"), a series of the Trust. All owners ("Contract Owners") of variable annuity contracts or variable life insurance policies ("variable contracts") who, as of the date hereof, had selected the Fund as an underlying investment option within their variable contract will receive this Information Statement. This Information Statement will be sent to Contract Owners on or about April 7, 2017. The Information Statement also is available online at www.nationwide.com/mutualfundsshareholdernews. The Trust has received an exemptive order (the "Manager of Managers Order") from the U.S. Securities and Exchange Commission (the "SEC"), which permits Nationwide Fund Advisors ("NFA"), the Fund's investment adviser, to hire new subadvisers that are unaffiliated with NFA, to terminate subadvisory relationships, and to make changes to existing subadvisory agreements with the approval of the Trust's Board of Trustees (the "Board"), but without obtaining shareholder approval, provided, among other things, that the Fund sends to its respective shareholders (or, in this case, the Contract Owners who have selected the Fund as an underlying investment option) an information statement describing any new subadviser within 90 days of hiring such subadviser.

WE ARE NOT ASKING YOU FOR A PROXY OR VOTING INSTRUCTIONS AND
WE REQUEST THAT YOU NOT SEND US A PROXY OR VOTING INSTRUCTIONS.

INTRODUCTION

The Fund is an investment portfolio or series of the Trust. The Trust, on behalf of the Fund, has entered into an Investment Advisory Agreement with NFA. Pursuant to the Investment Advisory Agreement, NFA may select one or more subadvisers for the Fund and supervises the Fund's daily business affairs, subject to the supervision and direction of the Board of Trustees of the Trust (the "Board"). NFA selects subadviser(s) it believes will provide the Fund with high-quality investment management services consistent with the Fund's investment objective. NFA is responsible for the overall monitoring of the Fund's subadviser(s).

Effective January 10, 2017, BlackRock Investment Management, LLC ("BlackRock") began serving as subadviser to the Fund, following the termination of Invesco Advisers, Inc. ("Invesco"). As a result of this change, assets of the Fund previously subadvised by Invesco are now subadvised by BlackRock.

BlackRock is independent of NFA and discharges its responsibilities subject to the oversight and supervision of NFA and the Board. BlackRock is paid by NFA from the fees NFA receives from the Fund. In accordance with procedures adopted by the Board, the subadviser of the Fund may effect portfolio transactions through an affiliated broker-dealer that receives brokerage commissions in connection therewith as permitted by applicable law.

The purpose of this Information Statement is to report the selection of BlackRock, located at 1 University Drive, Princeton, New Jersey 08543, as a new subadviser to the Fund. BlackRock began serving as the Fund's subadviser on January 10, 2017, following action taken by the Board on December 7, 2016, to approve BlackRock as subadviser to the Fund. The decision by the Board to approve BlackRock as subadviser, as well as other important information, is described in more detail below.

RECOMMENDATION TO APPROVE SUBADVISER

As part of NFA's duties to select and supervise the Fund's subadviser(s), NFA is responsible for communicating performance expectations to, and evaluating the performance of, a subadviser and recommending to the Board whether new subadvisers should be hired or whether a subadviser's contract with the Trust should be renewed, modified or terminated. NFA periodically provides written reports to the Board describing the results of its evaluation and monitoring functions.

The Fund's investment objective is to seek capital growth and income through investments in equity securities, including common stocks and securities convertible into common stocks.  In order to meet the Fund's investment objective, Invesco employed a type of value style investing known as a "contrarian" approach. Value style investing means investing in equity securities that the subadviser believes to be trading at prices that do not reflect a company's intrinsic value.    A contrarian investment strategy thus generally focuses on out-of-favor securities whose relative valuations are lower than the rest of the market or industry.  NFA believes this resulted in Invesco favoring highly cyclical industries and companies which had recently experienced a negative headline event, and avoiding sectors that exhibit strong short-term momentum, speculative earnings, and companies with high valuations.  By bucking the current market consensus or trend, a contrarian strategy involves a higher degree of risk than other types of value strategies, because the current market consensus or trend might actually be correct, or it might otherwise take longer than the subadviser anticipates for the market to reach the subadviser's conclusion.

The Fund has underperformed its Morningstar peer group and benchmark index under the management of Invesco over both the short-term and long-term periods ending September 30, 2016.  NFA determined that Invesco's strategy was subject to a relatively high degree of risk and produced inconsistent, unpredictable, and outsized returns (both positive and negative).  In addition, NFA determined that, due to Invesco's investment strategy and the volatility of the Fund's returns, the Fund was not eligible to serve as an investment option for annuities offered by Nationwide Life Insurance Company and its affiliated insurance companies ("Nationwide Life") that include living benefit guarantees.  As a result, the Fund has experienced outflows and few new subscriptions.  NFA thus concluded that replacing Invesco with a subadviser with the potential to provide more consistent performance would be in the best interests of the Fund's shareholders.  NFA also sought to reduce the Fund's overall risk profile while continuing to be faithful to its stated investment objective of seeking both capital growth and income, which could ultimately render the Fund eligible as an investment option in annuities that include living benefit guarantees.  If the Fund was offered through a broader array of annuity contracts, the Fund would have the potential over time to increase in size and provide greater economies of scale for the benefit of existing Contract Owners.  In connection with the change in subadviser, NFA entered into an expense limitation agreement pursuant to which NFA would limit the Fund's total operating expenses (excluding Rule 12b-1 fees, administrative services fees, and certain other expenses) to 0.65% until at least April 30, 2018.  Because of the expense limitation agreement, NFA now waives approximately 0.11% of its investment advisory fee, which reduces the Fund's total operating expenses.

BlackRock

Of the potential subadvisers that were evaluated, NFA determined that BlackRock would be the most qualified and appropriate candidate to subadvise the Fund, considering the results of a detailed due diligence process as well as the Fund's investment objective.  BlackRock uses an equity dividend strategy that seeks a combination of long-term capital growth and current income. To meet the Fund's objective, BlackRock invests at least 80% of its assets in equity securities, issued primarily by large companies, and at least 80% of its assets in dividend-paying securities. BlackRock's strategy is consistent with the Fund's investment objective because BlackRock chooses investments that it believes will both increase in value over the long term and provide for current income.

BlackRock's strategy appealed to NFA because NFA believes it: (1) is consistent with the Fund's investment objective; (2) provides a "specialty" value equity strategy that distinguishes it from other value equity strategies; (3) reduces the Fund's risk profile; and (4) makes the Fund potentially eligible for use in annuities with living benefit guarantees. NFA believes that the BlackRock strategy provides greater shareholder value than Invesco's, yet remains faithful to the Fund's stated investment objective.

Investment decisions for the Fund are made by Tony DeSpirito; Bob Shearer, CFA; and David Cassese, CFA. Mr. DeSpirito is Co-Head of the Equity Dividend team and Director of Investments, US Equities. Mr. Shearer is Co-Head of the Equity Dividend team and Portfolio Manager for the BlackRock Equity Dividend Fund.  Mr. Cassese is a Portfolio Manager and research analyst on the BlackRock Equity Dividend team and focuses on the consumer discretionary, consumer staples, and telecom sectors.

Based on the foregoing considerations, NFA recommended to the Board that BlackRock be approved as subadviser to the Fund.

BOARD CONSIDERATIONS

At a Board meeting held in-person on December 7, 2016, the Board, of which eight of the nine members are not considered to be "interested persons" of the Fund under the Investment Company Act of 1940 (the "1940 Act") ("Independent Trustees"),

discussed and unanimously approved the termination of Invesco as subadviser to the Fund and the hiring of BlackRock as subadviser to the Fund. The Trustees were provided with materials relating to BlackRock in advance of and at the meeting. The Independent Trustees met in executive session with their independent legal counsel prior to the meeting to discuss information relating to the appointment of BlackRock. The material factors and conclusions that formed the basis for the Board's approval are discussed below.

The Nature, Extent and Quality of the Services to be Provided by BlackRock as Subadviser. The Board considered the information provided by NFA relating to BlackRock, including information relating to BlackRock's investment strategy and process, and the experience of the investment personnel of BlackRock who would be managing the Fund. The Board concluded that the nature and extent of services to be provided to the Fund by BlackRock appeared reasonable and appropriate.

Investment Performance. The Board evaluated information concerning the past performance record of BlackRock managing investment strategies comparable to the strategy it would use in managing the Fund's assets, and the basis on which NFA determined to propose BlackRock to serve as subadviser to the Fund. The Board concluded that the prospects for satisfactory investment performance of the Fund, if BlackRock were to be appointed as subadviser, appeared reasonable.

Fee Level. The Board considered the Fund's overall fee level. The Board noted the fee rate and breakpoints of the Subadvisory Agreement differed from those under the subadvisory agreement with Invesco.  The Board considered that NFA was proposing to change the advisory fee payable to it by the Fund, and that at no asset level would the effective advisory fee rate payable to NFA be any higher than it would under the current fee structure.  The Board also considered that NFA proposed to implement an expense limitation agreement whereby NFA would waive from its investment advisory fee 0.11% in order to cap the Fund's operating expenses at 0.65% (subject to excluded expenses) for all share classes until at least April 30, 2018. The waiver cannot be changed or terminated without approval by the Board. The Board considered NFA's statement that, at current asset levels, the subadvisory fee would be lower than under the agreement with Invesco, but that any resulting savings to NFA would be offset by the amount of the new expense limitation.  The Board also considered NFA's statement that the combination of the new subadvisory fee rates and the changes to NFA's advisory fee would cause NFA's earnings (the difference between its advisory fee and subadvisory fees paid by it) to decline more as assets grow over time than under the arrangements previously in effect.  The Board concluded that the subadvisory fees to be paid to BlackRock appeared fair and reasonable in light of the information provided.

Economies of Scale. The Board noted that the Fund's subadvisory fee schedule includes breakpoints, reducing the subadvisory fees charged to NFA as assets of the Fund increase. As noted above, the Trust and NFA entered into an Expense Limitation Agreement whereby NFA would limit the Fund's operating expenses to 65% for all share classes (excluding Rule 12b-1 fees, administrative services fees and certain other expenses) until at least April 30, 2018. The Expense Limitation Agreement cannot be changed or terminated without approval by the Board.  The Board considered NFA's statements that by modifying the Fund's investment strategy, the Fund could become available through a wider array of variable insurance products than it is currently, offering the potential over time to increase the Fund's assets and provide greater economies of scale for the benefit of existing Contract Owners.

Profitability; Fallout Benefits. The Board determined to defer any review of potential fallout benefits of the subadvisory agreement to BlackRock until BlackRock had served in that capacity for a reasonable period of time. No information was presented to the Board regarding the expected profitability of the proposed subadvisory agreement with BlackRock.

Terms of the Subadvisory Agreement. The non-compensatory terms of the subadvisory agreement are substantially similar in all material respects to the terms of the subadvisory agreements that the Trust currently has in place with other unaffiliated subadvisers.

Conclusion. Based on the totality of multiple factors taken together, the Board unanimously approved the subadvisory agreement.

THE SUBADVISORY AGREEMENT

The subadvisory agreement with BlackRock, dated January 10, 2017 (the "Agreement"), was approved by the Board, including the Independent Trustees, on December 7, 2016. In accordance with the Manager of Managers Order, the Agreement was not submitted to the Fund's shareholders for their approval. The following is a brief summary of the material terms of the Agreement.

Term. The Agreement, with respect to the Fund, has an initial term that expires on May 1, 2018, and continues for successive one-year terms thereafter as long as its continuance is approved by the Board or by a vote of a majority of outstanding shares of the Fund, provided that, in either case, the terms and the renewal have been approved by the vote of a majority of the Independent Trustees, cast in person, at a meeting called for the purpose of voting on such approval. The Agreement can be terminated on not more than 60 days' written notice by NFA, the Trust on behalf of the Fund or a majority of the outstanding voting securities of the Fund, or on not less than 60 days' written notice by BlackRock. The Agreement terminates automatically if assigned by any party.

Fees. Under the Agreement, the annual fee payable by NFA to BlackRock (as a percentage of the Fund's average daily net assets) is set forth in the table attached as Exhibit A. The overall advisory fees of the Fund will not increase as a result of a lower subadvisory fee schedule with BlackRock under the Agreement than the previous subadvisory fee schedule with Invesco and the resulting new Expense Limitation Agreement between NFA and the Trust.

Duties. Under the Agreement, NFA is responsible for assigning all or a portion of the Fund's assets to BlackRock and for overseeing and reviewing the performance of BlackRock. BlackRock is required to manage the Fund in accordance with the Fund's investment objectives and policies, subject to the supervision of NFA and the Board.

Brokerage. Under the Agreement, BlackRock is authorized to purchase and sell securities on behalf of the Fund through brokers or dealers BlackRock selects and to negotiate commissions to be paid on such transactions. In doing so, BlackRock is required to use reasonable efforts to obtain the most favorable price and execution available but is permitted, subject to certain limitations, to pay brokerage commissions that are higher than what another broker might have charged in return for brokerage and research services.

Indemnification. Under the Agreement, BlackRock and its affiliates and controlling persons cannot be held liable to NFA, the Trust, the Fund or the Fund's shareholders in the absence of willful misfeasance, bad faith, gross negligence, reckless disregard of its duties under the Agreement, or violation of applicable law.

BlackRock is required, under the Agreement, to indemnify NFA, the Trust, the Fund, and their respective affiliates and controlling persons for any liability or expenses sustained by them as a result of BlackRock willful misfeasance, bad faith, gross negligence, reckless disregard of its duties or violation of applicable law, as well as under certain other circumstances. The Agreement also contains provisions pursuant to which NFA and the Trust are required to indemnify BlackRock for any liability and expenses which may be sustained by BlackRock unless they were the result of BlackRock's willful misfeasance, bad faith, gross negligence, reckless disregard of its duties or violation of applicable law.

Regulatory Pronouncements. The Agreement also includes provisions arising from regulatory changes. These provisions include a requirement that BlackRock establish and maintain written proxy voting procedures in compliance with current applicable laws and regulations, including, but not limited to, Rule 30b1-4 under the 1940 Act. Also, the provisions include language required by Rule 17a-10 under the 1940 Act that permits BlackRock to execute securities transactions under limited circumstances through broker-dealers deemed to be affiliated with the Fund, subject to certain prohibitions on consultations between BlackRock and other subadvisers to funds affiliated with the Fund.

Further Information. The foregoing description of the Agreement is only a summary and is qualified in its entirety by reference to the text of the Agreement. A copy of the Agreement is on file with the SEC and is available: (i) in person at the SEC's Public Reference Room in Washington, D.C. (upon payment of any applicable fees); (ii) by mail by sending your request to SEC Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549-0102 (upon payment of any applicable fees); or (iii) at the SEC's website – http://www.sec.gov – through the EDGAR system.

OTHER INFORMATION ABOUT BLACKROCK

BlackRock is located at 1 University Square Dr., Princeton, NJ 08540. The following table sets forth the name and principal occupation of the principal executive officers of BlackRock. The address of each person listed below is 1 University Square Dr., Princeton, N.J. 08540.

Name	Title

Robert Steven Kapito	President
Christopher Joseph Meade	General Counsel and Chief Legal Officer
Gary Stephen Shedlin	Chief Financial Officer

BlackRock is a subsidiary of BlackRock, Inc.

MORE ABOUT FEES AND EXPENSES

The Fund pays NFA an investment advisory fee at an effective annual rate (as a percentage of the Fund's average daily net assets) as set forth in the table attached as Exhibit B.

During the fiscal year ended December 31, 2016, the Fund paid the amount to NFA as set forth in the table attached as Exhibit C.

ADDITIONAL INFORMATION

NFA serves as the Fund's investment adviser pursuant to an Investment Advisory Agreement that was last approved by the Board, including the Independent Trustees, on March 7, 2017. The Investment Advisory Agreement was last approved by shareholders of the Fund on April 25, 2007. The key features of the Investment Advisory Agreement are described below.

Advisory Services. Under the Investment Advisory Agreement, NFA, subject to the supervision and direction of the Board: (i) sets overall investment strategy for the Fund; (ii) has overall supervisory responsibility for the general management and investment of the Fund's assets; (iii) determines the allocation of assets among one or more subadvisers, if any; and (iv) has full investment discretion to make all determinations with respect to the investment of a Fund's assets not otherwise assigned to a subadviser. With regard to subadvisers, NFA, subject to the supervision and direction of the Board: (i) researches and evaluates each subadviser, if any; (ii) performs initial due diligence on prospective subadvisers; (iii) monitors each subadviser's ongoing performance; (iv) communicates performance expectations and evaluations to each subadviser; and (v) recommends to the Board whether a subadviser's contract should be renewed, modified or terminated. NFA also is responsible for recommending changes or additions to the subadvisers and is responsible for compensating each subadviser. Finally, NFA is responsible for providing periodic reports to the Board concerning the Fund's business and investments as the Board requests.

Continuance. The Investment Advisory Agreement may be continued from year to year by a majority vote of the Board or by a vote of a majority of outstanding shares of the Fund, provided that, in either case, the terms and the renewal have been approved by the vote of a majority of the Independent Trustees, cast in person, at a meeting called for the purpose of voting on such approval.

Termination. The Investment Advisory Agreement provides that it may be terminated, without the payment of any penalty, by vote of a majority of the Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Fund, or by NFA, in each case, upon not more than 60 days' written notice to the other party. The Investment Advisory Agreement also provides that it will automatically and immediately terminate in the event of its assignment.

As of December 31, 2016, the Fund had issued outstanding shares in the amounts as set forth in the table attached as Exhibit D.

As of December 31, 2016, to the Trust's knowledge, no person, except as set forth in the table at Exhibit E, had or shared voting or investment power over more than 5% of the outstanding shares of any class of the Fund.

As of December 31, 2016, the Executive Officers and Trustees of the Trust as a group owned less than 1% of the outstanding shares of any class of the Fund.

Although Contract Owners are not being asked to vote on the approval of BlackRock as subadviser to the Fund, the Trust is required to summarize the voting rights of Contract Owners. Whenever a matter affecting the Fund requires shareholder approval, a shareholder meeting generally will be held and a proxy statement and proxy/voting instruction forms will be sent to the Fund's shareholders and to Contract Owners who have selected the Fund as an underlying mutual fund option. Shares of the Fund are available exclusively as a pooled funding vehicle for variable contracts offered by the separate accounts, or subaccounts thereof, of certain life insurance companies ("Participating Insurance Companies"). The Participating Insurance

Companies own shares of the Fund as depositors for the Contract Owners. Thus, individual Contract Owners do not vote on such matters directly because they are not shareholders of the Fund. Rather, the Participating Insurance Companies and their separate accounts are shareholders and will vote the shares of the Fund attributable to the Contract Owners in accordance with Contract Owners' voting instructions. If voting instructions are not received, the separate accounts will vote the shares of a Fund for which voting instructions have not been received in proportion (for, against or abstain) to those for which timely voting instructions have been received. As a result, those Contract Owners that choose to vote, as compared with their actual percentage of ownership of the Fund, may control the outcome of the vote. Each share of the Fund is entitled to one vote, and each fraction of a share is entitled to a proportionate fractional vote. Contract Owners also will be permitted to revoke previously submitted voting instructions in accordance with instructions contained in the proxy statement sent to the Fund's shareholders and to Contract Owners.

The foregoing description of Contract Owner voting rights with respect to the Fund is only a brief summary of these rights. Whenever shareholder approval of a matter affecting the Fund is required, the proxy statement sent to shareholders and to Contract Owners will fully describe the voting rights of Contract Owners and the voting procedures that will be followed at the shareholder meeting.

Currently, Nationwide Fund Distributors LLC ("NFD"), an affiliate of NFA, acts as the Trust's principal underwriter. Under the terms of a Joint Fund Administration and Transfer Agency Agreement, Nationwide Fund Management LLC ("NFM"), an indirect wholly owned subsidiary of Nationwide Financial Services, Inc. ("Nationwide Financial"), provides various administrative and accounting services, including daily valuation of the Fund's shares, preparation of financial statements, tax returns, and regulatory reports, and presentation of quarterly reports to the Board of Trustees. NFM also serves as transfer agent and dividend disbursing agent for the Fund. The address for NFA, NFD and NFM is One Nationwide Plaza, Mail Code 5-02-210, Columbus, Ohio 43215.

NFA is a wholly owned subsidiary of Nationwide Financial, a holding company which is a direct wholly owned subsidiary of Nationwide Corporation. All of the common stock of Nationwide Corporation is held by Nationwide Mutual Insurance Company (95.2%) and Nationwide Mutual Fire Insurance Company (4.8%), each of which is a mutual company owned by its policyholders. The address for each of Nationwide Financial, Nationwide Corporation, Nationwide Mutual Insurance Company and Nationwide Mutual Fire Insurance Company is One Nationwide Plaza, Columbus, Ohio 43215.

No Officer or Trustee of the Trust is an officer, employee, or director of BlackRock, nor do any such Officers or Trustees own securities issued by BlackRock or have any other material direct or indirect interest in BlackRock.

The Trust will furnish, without charge, a copy of the Trust's most recent Annual Report to shareholders and Semiannual Report to shareholders succeeding the Annual Report, if any, upon request. This request may be made either by writing to the Trust at the address contained on the first page of this Information Statement or by calling toll-free 800-848-0920. The Annual Report and the Semiannual Report will be mailed to you by first-class mail within three business days of receipt of your request.

By Order of the Board of Trustees of Nationwide Variable Insurance Trust,

/s/ Eric E. Miller

Eric E. Miller, Secretary

March 17, 2017

EXHIBIT A

SUBADVISORY FEES

The annual fee payable by NFA to BlackRock (as a percentage of the Fund's average daily net assets) is set forth in the following table:

Fund	Subadvisory Fees
BlackRock NVIT Equity Dividend Fund (formerly, Invesco NVIT Comstock Value Fund)	0.30% on assets up to $500 million; and 0.275% on assets of $500 million and more.
A-1

EXHIBIT B

INVESTMENT ADVISORY FEES

The Fund pays NFA an investment advisory fee at an effective annual rate (as a percentage of the Fund's average daily net assets) as set forth in the following table:

Fund	Advisory Fees
BlackRock NVIT Equity Dividend Fund (formerly, Invesco NVIT Comstock Value Fund)
0.70% on assets up to $100 million;
0.65% on assets of $100 million and more but less than $250 million;
0.60% on assets of $250 million and more but less than $500 million; and
0.55% on assets of $500 million and more.

B-1

EXHIBIT C

INVESTMENT ADVISORY FEES PAID TO NFA

The chart below sets forth the investment advisory fees paid by the Fund to NFA for the fiscal year ended December 31, 2016. The amount indicated is after fee waivers and expense reimbursements.

Fund	Advisory Fees
BlackRock NVIT Equity Dividend Fund (formerly, Invesco NVIT Comstock Value Fund)	$1,465,046
C-1

EXHIBIT D

OUTSTANDING SHARES

As of December 31, 2016, the Fund had issued outstanding shares in the amount set forth in the table below:

Fund	Number of Shares Outstanding
BlackRock NVIT Equity Dividend Fund (formerly, Invesco NVIT Comstock Value Fund) Class I	2,610,904.475
BlackRock NVIT Equity Dividend Fund (formerly, Invesco NVIT Comstock Value Fund) Class II	9,434,644.563
BlackRock NVIT Equity Dividend Fund (formerly, Invesco NVIT Comstock Value Fund) Class IV	1,045,311.656
BlackRock NVIT Equity Dividend Fund (formerly, Invesco NVIT Comstock Value Fund) Class Y	0
D-1

EXHIBIT E

5% SHAREHOLDERS

As of December 31, 2016, to the Trust's knowledge, no person, except as set forth in the table below, had or shared voting or investment power over more than 5% of the outstanding shares of any class (collectively, the "shares") of the Fund:
Name and Address of Shareholder	Number of Shares Beneficially Owned	Percentage of the Class Held by the Shareholder
BlackRock NVIT Equity Dividend Fund (formerly, Invesco NVIT Comstock Value Fund) Class I
NATIONWIDE LIFE INSURANCE COMPANY NWVLI4 C/O IPO PORTFOLIO ACCOUNTING PO BOX 182029 OH 43218	649,726.838	24.89%
NATIONWIDE LIFE INSURANCE COMPANY NWVA9 C/O IPO PORTFOLIO ACCOUNTING PO BOX 182029 OH 43218	1,311,033.609	50.21%
NATIONWIDE LIFE INSURANCE COMPANY NWPP C/O IPO PORTFOLIO ACCOUNTING PO BOX 182029 OH 43218	274,215.970	10.50%
NATIONWIDE LIFE INSURANCE COMPANY NWVLI7 C/O IPO PORTFOLIO ACCOUNTING PO BOX 182029 OH 43218	187,038.826	7.16%
BlackRock NVIT Equity Dividend Fund (formerly, Invesco NVIT Comstock Value Fund) Class II
NATIONWIDE LIFE INSURANCE COMPANY NWVAII C/O IPO PORTFOLIO ACCOUNTING PO BOX 182029 OH 43218	9,387,268.687	99.50%
BlackRock NVIT Equity Dividend Fund (formerly, Invesco NVIT Comstock Value Fund) Class IV
NATIONWIDE LIFE INSURANCE COMPANY PMLIC-VLI C/O IPO PORTFOLIO ACCOUNTING PO BOX 182029 OH 43218	890,401.230	85.18%
NATIONWIDE LIFE & ANNUITY INSURANCE PLACA-VLI C/O IPO PORTFOLIO ACCOUNTING PO BOX 182029 OH 43218	81,924.867	7.84%
NATIONWIDE LIFE & ANNUITY INSURANCE PLACA-VA C/O IPO PORTFOLIO ACCOUNTING PO BOX 182029 OH 43218	63,861.347	6.11%

E-1